Exhibit 10.31

NON-COMPETITION AGREEMENT

NON-COMPETITION AGREEMENT

BETWEEN

E-HOUSE (CHINA) HOLDINGS LIMITED

and

LEJU HOLDINGS LIMITED

Dated as of March 10, 2014

1

NON-COMPETITION AGREEMENT

This Non-Competition Agreement is dated as of March 10, 2014, by and between E-House (China) Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“E-House”), and Leju Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Leju”) (each of E-House and Leju a “Party” and, together, the “Parties”).

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I hereof.

R E C I T A L S

WHEREAS, E-House is the registered and beneficial owner of all of the issued and outstanding Ordinary Shares of Leju;

WHEREAS, E-House has been engaged in the Leju Business through Leju and/or Leju’s subsidiaries and VIEs, as more fully described in a draft Registration Statement on Form F-1 confidentially submitted for review and comment by the SEC under the U.S. Securities Act of 1933, as amended, to be filed publicly with the SEC via its EDGAR system (the date of such public filing, the “Live Filing Date”) following the substantial completion of such review and comment and as financial market conditions permit (as so filed, and as amended thereafter from time to time, the “IPO Registration Statement”);

WHEREAS, prior to the date hereof, all of the then existing assets and liabilities in connection with the Leju Business have already been transferred to or assumed by Leju and/or its subsidiaries and VIEs;

WHEREAS, the Parties currently contemplate that Leju will make an initial public offering pursuant to the IPO Registration Statement; and

WHEREAS, the Parties intend in this Agreement to set forth the principal terms and conditions with respect to their agreement not to compete with each other or solicit the employees of each other following;

NOW, THEREFORE, in consideration of the mutual agreements, covenants and provisions contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1. DEFINITIONS.

1.1.                            Defined Terms. The following capitalized terms have the meanings given to them in this Section 1.1:

“ADSs” means American depositary shares representing Ordinary Shares.

“Agreement” means this Non-Competition Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

“E-House” has the meaning set forth in the preamble to this Agreement.

“E-House Business” means any business that is conducted by E-House and its subsidiaries and VIEs and described in its periodic filings with the SEC, other than the Leju Business.

“E-House Group” means E-House and its subsidiaries and VIEs, other than Leju and its subsidiaries and VIEs.

“Inter-Company Agreements” has the meaning ascribed to it in the Master Transaction Agreement.

“IPO Registration Statement” has the meaning set forth in the recitals to this Agreement.

“Leju” has the meaning set forth in the preamble to this Agreement.

“Leju Business” means the provision of real estate e-commerce, online advertising and listing services as currently conducted or contemplated to be conducted by the Leju Group anywhere in the world, as more completely described in the IPO Registration Statement.

“Leju Group” means Leju and its subsidiaries and VIEs.

“Live Filing Date” has the meaning set forth in the recitals to this Agreement.

“Master Transaction Agreement” means the Master Transaction Agreement between the Parties dated the date hereof, as the same may be amended and supplemented in accordance with the provisions thereof.

“Non-Competition Period” means the period beginning on the date hereof and ending on the later of:

(a)                                 the date that is three (3) years after the first date upon which members of the E-House Group cease to own in the aggregate at least twenty percent (20%) of the voting power of the then outstanding securities of Leju; and

(b)                                 the fifth anniversary of the date of the Live Filing Date.

“Ordinary Shares” means the shares of Leju, par value $0.0001 per share (including shares represented by ADSs and held of record by the depositary bank for the ADSs).

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“VIE” of any Person means any entity that controls, is controlled by, or is under common control with such Person and is deemed to be a variable interest entity consolidated with such Person for purposes of generally accepted accounting principles in the United States as in effect from time to time. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

ARTICLE 2. NON-COMPETITION

2.1.                            Undertaking of the E-House Group. During the Non-Competition Period, E-House will not, and will cause each of the other members of the E-House Group not to, directly or indirectly, anywhere in the world sell or otherwise provide to any third party any product or service or otherwise engage in any business that competes in any way with the Leju Business, whether as a principal or for its own account, or as a shareholder or other equity owner in any Person (other than Leju); provided that the foregoing shall not prohibit any member of the E-House Group from owning beneficially or of record, less than 2% (calculated on an aggregate basis combining any such ownership by any members of the E-House Group) of the equity or its equivalent of any publicly-traded company (other than Leju) that sells or otherwise provides any product or service or otherwise engages in any business that competes in any way with the Leju Business.

2.2.                            Undertaking of the Leju Group. During the Non-Competition Period, Leju will not, and will cause each of the other members of the Leju Group not to, directly or indirectly, anywhere in the world sell or otherwise provide to any third party any product or service or otherwise engage in any business that competes in any way with the E-House Business, whether as a principal or for its own account, or as a shareholder or other equity owner in any Person; provided that the foregoing shall not prohibit any member of the Leju Group from owning beneficially or of record, less than 2% (calculated on an aggregate basis combining any such ownership by any member of the Leju Group) of the equity or its equivalent of any publicly-traded company that sells or otherwise provides any such product or service in competition with the E-House Business.

ARTICLE 3. NON-SOLICITATION

3.1.                            Non-Solicitation by E-House. During the Non-Competition Period, E-House will not, and will cause each other member of the E-House Group not to, directly or indirectly, hire, or solicit for hire, any active employees of or individuals providing consulting services to any member of the Leju Group, or any former employees of or individuals providing consulting services to any member of the Leju Group within six (6) months of the termination of their employment with or consulting services to the member of the Leju Group, without Leju’s consent; provided that the foregoing shall not prohibit any solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in the hiring of any such employees or individuals by the E-House Group within the Non-Competition Period.

3.2.                            Non-Solicitation by Leju. During the Non-Competition Period, Leju will not, and will cause each other member of the Leju Group not to, directly or indirectly, solicit or hire any active employees of or individuals providing consulting services to any member of the E-House Group, or any former employees of or individuals providing consulting services to any member of the E-House Group within six (6) months of the termination of their employment with or consulting to the member of the E-House Group, without E-House’s consent; provided that the foregoing shall not prohibit any solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in the hiring of any such employees or individuals by the Leju Group within the Non-Competition Period.

ARTICLE 4. MISCELLANEOUS

4.1.                            Consent of E-House. Any consent of E-House pursuant to this Agreement shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of E-House (or such other person that the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or board of directors of E-House has specifically authorized in writing to give such consent).

4.2.                            Consent of Leju. Any consent of Leju pursuant to this Agreement shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer or Chief Financial Officer of Leju (or such other person that the Chief Executive Officer, Chief Financial Officer or board of directors of Leju has specifically authorized in writing to give such consent).

4.3.                            Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

4.4.                            Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, U.S.A. Subject to Section 6.1 of the Master Transaction Agreement, each of the Parties hereby submits unconditionally to jurisdiction of, and agrees that venue shall lie exclusively in, the federal and state courts located in the City of New York for purposes of the resolution of any disputes arising under this Agreement.

4.5.                            Termination; Amendment. This Agreement may be terminated or amended by mutual written consent of the Parties, evidenced by an instrument in writing signed on behalf of each of the Parties.

4.6.                            Notices. Notices or other communications required or permitted to be given by a Party pursuant to the terms of this Agreement shall be given in writing to the other Party to the following addresses:

if to E-House:

Qiushi Building, 11/F

383 Guangyan Road, Zhabei District

Shanghai 200072

People’s Republic of China

Attention: Li-Lan Cheng

Facsimile: + 86 (21) 6133 0707

Email: chenglilan@ehousechina.com

if to Leju:

15/F Floor, Shoudong International Plaza, No. 5 Building, Guangqu Home

Dongcheng District, Beijing 100022

People’s Republic of China

Attention: Geoffrey Yinyu He, CEO

Facsimile: + 86 (10) 8722 4920

Email: yinyu@leju.com

or to such other address, facsimile number or email address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance or termination shall be sent by hand delivery or recognized overnight courier. All other notices may also be sent by facsimile or email, confirmed by mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or email; upon confirmation of delivery, if sent by recognized overnight courier; and upon receipt if mailed.

4.7.                            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

4.8.                            Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment without such consent shall be void; provided, however, each Party may assign this Agreement to a successor entity in conjunction with the transfer of substantially all of the Party’s business, whether by sale of substantially all assets, merger, consolidation or otherwise.

4.9.                            Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that transactions contemplated hereby are fulfilled to the fullest extent possible.

4.10.                     Failure or Indulgence not Waiver; Specific Performance; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Each Party recognizes and agrees that the other Party’s remedy at law for any breach of this Agreement would be inadequate and that the non-breaching Party shall, in addition to such other remedies as may be available to it at law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by law

(without the posting of any bond and without proof of actual damages). All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.11.                     Authority. Each of the Parties hereto represents to the others that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

4.12.                     Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  For all purposes of this Agreement: (i) all references in this Agreement to designated “Sections”, “Schedules”, “Exhibits” and other subdivisions are to the designated Sections, Schedules, Exhibits and other subdivisions of the body of this Agreement unless otherwise indicated; (ii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (iii) “or” is not exclusive; (iv) “including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to”, respectively; (v) any definition of, or reference to, any law, agreement, instrument or other document herein will be construed as referring to such law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and (vi) any definition of, or reference to, any statute will be construed as referring also to any rules and regulations promulgated thereunder.

[Signatures on Next Page]

WHEREFORE, the Parties have signed this Non-Competition Agreement effective as of the date first set forth above.

/s/ E-House (China) Holdings Limited

/s/ Leju Holdings Limited